                                                                      EXHIBIT 16

                       FIRST AMERICAN STRATEGY FUNDS, INC.

                                POWER OF ATTORNEY
                                       FOR
                           N-14 REGISTRATION STATEMENT
                          (INCOME BUILDER FUND MERGER)

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas S. Schreier, Jr., James D. Alt, Kathleen L. Prudhomme, Charles R. Manzoni, Jr., Richard J. Ertel, Jeffery
M. Wilson, and Michael W. Kremenak and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form N-14 of First American Strategy Funds, Inc., relating to the combination of Income Builder Fund, a series of First American Strategy Funds, Inc., into Strategy Conservative Allocation Fund, and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

              Signature                        Title                Date
              ---------                 ------------------   -----------------


/s/ Virginia L. Stringer                Chair of the Board   February 19, 2009
-------------------------------------   and Director
Virginia L. Stringer


/s/ Benjamin R. Field, III              Director             February 19, 2009
-------------------------------------
Benjamin R. Field, III


/s/ Roger A. Gibson                     Director             February 19, 2009
-------------------------------------
Roger A. Gibson


/s/ Victoria J. Herget                  Director             February 19, 2009
-------------------------------------
Victoria J. Herget


/s/ John P. Kayser                      Director             February 19, 2009
-------------------------------------
John P. Kayser


/s/ Leonard W. Kedrowski                Director             February 19, 2009
-------------------------------------
Leonard W. Kedrowski


/s/ Richard K. Riederer                 Director             February 19, 2009
-------------------------------------
Richard K. Riederer


/s/ Joseph D. Strauss                   Director             February 19, 2009
-------------------------------------
Joseph D. Strauss


/s/ James M. Wade                       Director             February 19, 2009
-------------------------------------
James M. Wade